UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) November 10, 2003

Bulldog Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50321
(Commission File Number)

980377543
(IRS Employer Identification No.)

128-11180 Coppersmith Place, Richmond, British Columbia, Canada
(Address of principal executive offices and Zip Code)

(604) 271-8656
(Registrant's telephone number, including area code)

Northward Ventures, Inc.
(Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant.

As a result of the recent acquisition of the shares of Bulldog Technologies Inc., a British Columbia, Canada corporation, and the merger with Bulldog Technologies Inc., a Nevada corporation, there has been a change of control of our company. The acquisition and merger are described in detail below under the heading "Item 2. Acquisition or Disposition of Assets."

As part of the acquisition of Bulldog BC, we agreed to issue an aggregate of 710,000 shares of our common stock to the shareholders of Bulldog BC. As part of the merger with Bulldog Nevada, we have agreed to issue an aggregate of up to 9,081,500 share of our common stock to the shareholders of Bulldog Nevada. In aggregate, we have agreed to issue up to 9,791,500 shares of our common stock which will represent approximately 49.2% of our outstanding shares upon closing of the acquisition and the merger.

As a condition to the closing of the acquisition and the merger, we agreed to appoint John Cockburn as a member of our board of directors on closing, and that Michael Waggett and Suzette Lewis, our directors prior to these transactions, would tender their respective resignations as directors and officers of our company to be effective ten days after closing. Accordingly, John Cockburn was appointed as a member of the our board of directors and as our president, chief executive officer, secretary, chief financial officer and treasurer effective on November 7, 2003. Michael Waggett and Suzette Lewis resigned as officers of our company on November 7, 2003 and as directors on November 17, 2003. On November 17, 2003, James McMillan and Boo Jock Chong were appointed as directors of our company. Prior to the acquisition and merger, John Cockburn was the sole officer and director of Bulldog BC and Bulldog Nevada.

Our new director, John Cockburn, received an aggregate of 4,365,000 shares of our common stock, which shares represent approximately 21.9% of our current and outstanding shares.

Item 2. Acquisition or Disposition of Assets.

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report, the terms "we", "us" and "our" mean Bulldog Technologies Inc., formerly Northward Ventures, Inc., the term "Bulldog BC" refers to Bulldog Technologies Inc., a British Columbia, Canada corporation, and the term "Bulldog Nevada" refers to Bulldog Technologies Inc., a Nevada corporation.

Corporate History

We were incorporated under the laws of the State of Nevada on June 18, 2002. Until we entered into the acquisition with Bulldog BC and the merger with Bulldog Nevada, our focus has been on the speculation of a mineral claim known as the North Manchester Property, located in the Sudbury Mining Division, Province of Ontario, Canada. We hold an option to acquire a 70% interest in the North Manchester Property mineral claim and is exercisable by us if we meet certain minimum required exploration expenditure requirements. The North Manchester Property is subject to a 1% net smelter return royalty, in favor of Klondike Bay Minerals, the optionor. To date, we have not undertaken any exploration activity on the North Manchester Property.

Acquisition of Bulldog BC and Merger with Bulldog Nevada

On October 28, 2003, we entered into the following agreements:

    Agreement and Plan of Merger between Northward Ventures, Inc., Bulldog Nevada, Bulldog Acquisition Corp. and John Cockburn; and

    Share Purchase Agreement between Northward Ventures, Inc., Bulldog BC, John Cockburn and certain minority shareholders of Bulldog BC.

Bulldog BC, Bulldog Nevada and Bulldog Acquisition Corp.

Bulldog BC was incorporated under the laws of the Province of British Columbia on September 23, 1998. Bulldog Nevada was incorporated under the laws of the State of Nevada on January 18, 2000. Bulldog BC carries on the business of developing and commercializing security systems for the cargo transportation industry. Bulldog Nevada was incorporated primarily to facilitate the financing of Bulldog BC. Bulldog Nevada's primary asset consists of an inter-corporate loan to Bulldog BC that was outstanding in the amount of $1,122,197 as at August 31, 2003. Mr. John Cockburn is sole officer, director and the principal shareholder of each of Bulldog BC and Bulldog Nevada Other than the loan from Bulldog Nevada to Bulldog BC, there was no direct legal relationship between the two companies.

Bulldog Acquisition Corp. was incorporated under the laws of the State of Nevada on October 24, 2003. Bulldog Acquisition was a wholly owned subsidiary of our company and was incorporated for the purposes of completing the merger with Bulldog Nevada.

Stock Split and Cancellation of Shares

As a condition to the closing of the acquisition and the merger, we agreed to complete a 4.34 for 1 split of our common stock to be effected by a dividend of 3.34 shares of our common stock to our shareholders of record on October 29, 2003 for each currently issued and outstanding share of held. On November 7, 2003, we completed the stock split.

Also as a condition to the closing of the acquisition and the merger, Michael Waggett and Suzette Lewis agreed to surrender for cancellation, without consideration, 2,000,000 (pre-split) shares of our common stock owned by them.

As a result of the stock split and the cancellation, we had 9,591,400 shares issued and outstanding immediately prior to the completion of the acquisition and the merger.

Merger with Bulldog Nevada

The merger of Bulldog Nevada and Bulldog Acquisition Corp. was completed effective as of November 10, 2003. As a result of the merger, we acquired all of the 9,081,500 issued and outstanding shares in Bulldog Nevada in exchange for agreeing to issue 9,081,500 shares of our common stock to the stockholders of Bulldog Nevada. The stockholders of Bulldog Nevada were entitled to receive one share of our common stock for each share of Bulldog Nevada. After the merger closed on November 10, 2003, Bulldog Nevada became our wholly-owned subsidiary.

Merger with Bulldog Acquisition

On November 7, 2003, we entered into an Agreement and Plan of Merger with our wholly owned subsidiary, Bulldog Acquisition, whereby we merged Bulldog Acquisition Corp. with and into our company. As part of this merger, we changed our name from "Northward Ventures, Inc." to "Bulldog Technologies Inc." to reflect our newly acquired business.

Acquisition of Bulldog BC

On November 10, 2003, we also completed the acquisition of 695,800, or 98%, of the shares of Bulldog BC in exchange for issuing 695,800 shares of our common stock. The stockholders of Bulldog BC were entitled to receive one share of our common stock for each share of Bulldog BC. After the acquisition closed on November 10, 2003, Bulldog BC became our subsidiary. We intend to acquire the balance of the shares of Bulldog BC using the squeeze out provisions of the British Columbia Company Act.

Part and Parcel Private Placement

In connection with acquisition and merger, we completed a private placement of 520,000 units at a price of $1.00 per unit, each unit being comprised of one share of our common stock and one share purchase warrant. Each share purchase warrant entitles the holder to purchase one additional share of our common stock at a price of $1.00 per share for a period of two years from November 7, 2003. We have also agreed to, upon demand of the investor, to register the resale of the shares and the shares issuable upon exercise of the share purchase warrants by filing an appropriate registration statement with the Securities and Exchange Commission. The investor is entitled to demand that we prepare and file the registration statement at any time after 120 days from the date of closing of the private placement until the one year anniversary of closing. The investor will pay for the cost of preparing and filing the registration statement and maintaining the effectiveness of registration statement. The registration statement will be kept effective until such time as all the shares and the shares issuable upon exercise of the share purchase warrants may be sold pursuant to Rule 144 of the Securities Act of 1933. We have agreed to undertake to file the registration statement with the Securities and Exchange Commission within thirty days of receiving the demand from the investor. In the event that the registration statement is not filed within 30 days of receiving the demand from the investor, then we will pay a penalty of 10% of the private placement proceeds, or $52,000, to the investor for each month in which the registration statement is not filed, calculated pro rata on a daily basis. We have agreed to use our best efforts to ensure the registration statement is declared effective within 120 days of filing with the Securities and Exchange Commission.

Business of Bulldog BC

Now that we have completed the acquisition and the merger, we intend to sell or abandon our interest in the North Manchester Property and pursue the business of Bulldog BC. Bulldog BC's business is the development, manufacture and sale of the Bulldog Online Security System, which is commonly referred to as "BOSS", designed to prevent cargo theft from containers, tractor-trailers and cargo vans. Bulldog BC developed a compact, portable and electronic security device that attaches to the locking-rod of trailers and containers while in transit or storage. Bulldog BC has developed a BOSS for use on trucks that communicates with a pager which is carried by the driver. This system is known as the Road BOSS. The driver is alerted at attempts to access the cargo. The Road BOSS interfaces with satellite truck tracking systems. The business has also developed a BOSS for security of storage yard containers that alerts dispatch personnel of theft. This system is known as the Yard BOSS.

Technology

The Road BOSS is a rugged, compact, portable security system that attaches to the locking-rods of cargo containers, protecting cargo while "on the road." The Road BOSS relays a signal via satellite to dispatch using the existing fleet management equipment installed inside most trucks. These security updates and alarms are available to operators and dispatch at any location with Internet access. The Road BOSS product interfaces with existing GPS (global positioning systems) based fleet management systems, to provide trailer seal integrity, and vehicle security when the trailer is in transit or away from a secure yard. The Road BOSS allows dispatch, operators and customs agents to monitor trailer status and load security from anywhere in North America.

The Road BOSS transmits to its receiver using high bandwidth spread spectrum signals originally designed for military operation and security applications. It utilizes motion, vibration, contact, and magnetic sensors, and power efficient transmitters and receivers contained in rugged plastic-alloy housings, to create a low maintenance, relatively indestructible, user-friendly security product.

The Yard BOSS product is a complementary system that allows for securing loads and monitoring seal integrity when the trailer is being stored in an equipped yard. The Yard BOSS utilizes security polling, contact sensors, and motion sensors to alert yard security personal to any tampering. The Yard BOSS integrates with a monitored alarm system and also activates a rooftop siren.

The Road BOSS and Yard BOSS form a complementary pair of products allowing operators and dispatchers of all sizes to secure their valuable cargo from the time it is loaded into a container, until it is delivered to its' final destination.

To date, Bulldog BC has three different BOSS product lines, which provide the company with the ability to tailor a yard or road based security system to the exact needs of the individual customer.

- RB-100 Yard BOSS - This is a portable external unit for containers/tractor trailers which provides yard security personnel the ability to monitor the movement and door seal of parked trailers or containers. The Yard BOSS provides a visible theft deterrent, uses motion sensors to prevent the movement of the trailer, and locking rod contacts to monitor the opening of the trailer doors.

- RB-200 Road BOSS - This is a portable external double-attachment unit that secures a container/tractor trailer while in transit. This system is configured for use with a satellite asset management system or stand-alone pager. The RB-200 provides a visible theft deterrent and uses contact sensors on the locking rods to monitor the opening of the trailer doors.

- RB-300 Road BOSS Internal - This is an internal unit utilizing magnetic contact sensors for securing roll-up and sliding doors. This system can be configured for use with either the Road BOSS satellite tracking system, stand-alone pager, or Yard BOSS secure lot systems. The RB-300 provides the ability to monitor multiple doors, and allows for monitoring without alerting would-be thieves to its presence.

Intellectual Property

Bulldog BC has filed a patent in the United States to protect its proprietary technology and has registered the domain name www.bulldog-tech.com.

Production and Assembly

All manufacturing of Bulldog BC's products will be sub-contracted. The transmitter receiver boards are procured in the United States and shipped to Bulldog BC's local manufacturer in British Columbia. Alican Mould & Plastics of Richmond, British Columbia manufactures the housing units and ships them to a local manufacturing plant for the assembly of proprietary circuit boards, battery pack, final testing and packaging. The completed units are sent to us for inventory or shipped directly to the customer.

We intend to seek contracts with security companies throughout North America to install the Yard BOSS System. The security companies that we intend to target will gather information for the yard in which an installation is to be done, and install the Yard BOSS System once the contract is in place. The installation will include the antenna, siren, charging and storage racks and base station.

After Sales Service

Defective products will be shipped back to the factory where a determination will be made as to whether the repair is covered under warranty or on a cost plus basis. The product is repaired and shipped to the dealer or customer directly. Our management is planning to establish additional security depots to address after sales warranty service and to provide repair service for the units. Our management intends to produce a service manual and send the manuals to service depots to ensure that personnel are fully capable at servicing the products.

Warranty

We currently offer a one-year limited warranty from the date of shipment to cover defects in materials or workmanship of our products. Warranty service will be provided from our head office during the initial stages of our development.

Plan of Operation and Cash Requirements

We anticipate that we will require $1 million for the twelve months ended August 31, 2004 to secure initial product orders and build market channels, support customer trials, complete independent market and product evaluations, recruit additional senior management, conduct continued research and development on our new products, launch a marketing program and to ramp up our manufacturing capabilities. As part of the acquisition and the merger, we received gross proceeds of $520,000 from a part and parcel private placement, which included the issuance of share purchase warrants to acquire up to an additional 520,000 shares of our common stock at $1.00 per share for a period of five years. If the investor exercises the share purchase warrants, we will receive another $520,000 in gross proceeds. We may also receive cash if the we begin generating revenues prior to August 31, 2004.

Marketing

We will promote our products primarily through industry trade shows targeting the trucking, container transportation, insurance satellite, railcar and military business. We will also develop company and product awareness by contacting all major trucking, security and insurance associations with press releases and product information. We anticipate that we will expend approximately $350,000 on sales and marketing activities including the salaries for employees and consultants involved in sales and marketing.

Research and Development

We will continue our research and development on the following new products:

- Vehicle, boat and airplane security. This unit is designed to protect transportation vehicles by attaching to the entrance door or window and transmitting to a pager.

- Container unit with a scanner. This unit is designed to scan bar codes on containers as they enter holding yards which will provide inventory control.

- Container unit with camera. The unit is similar to Yard BOSS but with the addition of a digital camera that will monitor an individual tampering with the container.

- Mobile home unit. The unit has a built in passive infrared detector and works in conjunction with a pager.

- Internal global positioning unit. The unit would be incorporated into all of our current and future products and would allow tracking of any trucks or containers.

We anticipate expending approximately $100,000 on research and development activities, which would include the purchase of lab equipment to conduct these activities and the production of future prototypes.

Manufacturing

We are in the process of producing a mould which will be used to manufacture the plastic housing for our products. We are also planning on producing inventory in anticipation of the sales we expect to generate. We expect to spend $200,000 on ramping up the manufacturing process.

Employees

In addition to our existing staff consisting of Director of Engineering, Electronics Engineer and Chief Administrator we will be hiring a VP of Sales and Marketing, Director of Business Development Latin America and an additional inside sales person and administrative staff. We expect that we will expend $200,000 in salaries during the year ended August 31, 2004, not including salaries for those employees and consultants involved in marketing and investor relations.

General and Administrative Expenses

We expect to spend $150,000 on general and administrative expenses including legal and auditing fees, rent, office equipment and other administrative related expenses.

RISK FACTORS

Much of the information included in this current report includes or is based upon estimates, projections or other "forward looking statement". Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumption or other future performance suggested herein.

Such estimates, projections or other "forward looking statements" involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other "forward looking statements".

Our new business operations will be subject to a number of risks and uncertainties, including those set forth below:

We will require significant additional financing, the availability of which cannot be assured.

Our company has had negative cash flows from operations. Our business plan calls for significant expenses necessary to bring the Bulldog Online Security Systems to market. We will require additional financing to complete the financing required to bring our products into commercial operation, finance working capital and pay for operating expenses and capital requirements until we achieve a positive cash flow. We have estimated that we will require approximately $1 million to carry out our business plan in the year ended August 31, 2004. As of November 18, 2003, we have raised $520,000 but we anticipate that we will require an additional $500,000 to satisfy our cash requirements for the balance of the year ended August 31, 2004. However, there is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

- we incurs unexpected costs in completing the development of our technology or encounter any unexpected technical or other difficulties;

- we incur delays and additional expenses as a result of technology failure;

- we are unable to create a substantial market for our services; or

- we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our proposed business plans.

We do not have any arrangement for financing. We will depend almost exclusively on outside capital to pay for the continued development of our technology and the marketing of our services. Such outside capital may include the sale of additional stock and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, our business and future success may be adversely affected.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If the stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations.

If we issue additional shares in the future this may result in dilution to our existing stockholders.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock. Its board of directors have the authority to issue additional shares up to the authorized capital stated in the certificate of incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change of control of our corporation.

There is a high risk of business failure due to the fact that Bulldog BC has not commenced commercial operations.

Although Bulldog BC has begun the initial stages of production of the Bulldog Online Security Systems, there is no assurance that it will be able to successfully develop sales of its systems and thus we will have no way to evaluate the likelihood that we will be able to operate the business successfully.

Potential investors should be aware of the difficulties normally encountered in developing and commercialising new industrial products and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the commercialisation process that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to development, manufacture and financing of the Bulldog Online Security Systems products.

Prior to commercialization of the Bulldog Online Security Systems products, it is anticipated that we will incur increased operating expenses without realizing any revenues. It is therefore expected that we will incur significant losses into the foreseeable future. If we are unable to generate significant revenues from the business, or if the business is found to be unmarketable, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful in our new venture, and there is no assurance that we will be able to generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, the business will most likely fail.

We may face larger and better-financed competitors.

Although management is not aware of similar products which would compete directly with Bulldog Online Security Systems, it is anticipated that larger, better-financed companies will develop products similar or superior to the Bulldog Online Security Systems. Such competition will potentially affect our chances of achieving profitability, and ultimately adversely affect our ability to continue as a going concern.

If a market for our common stock does not develop, stockholders may be unable to sell their shares.

There is currently a limited market for our common stock, which trades on the OTCBB. Trading of stock on the OTCBB is frequently thin and highly volatile. There is no assurance that a market will develop in the stock after the corporate reorganization, in which case it will be difficult for stockholders to sell their stock.

Penny stock rules will limit the ability of our stockholders to sell their stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and

"accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the NASD (National Association of Securities Dealers Inc.) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

Substantially all our assets and a majority of our directors and officers will be located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or any of our directors or officers.

Substantially all of our assets are located outside the United States and we do not currently maintain a permanent place of business within the United States. In addition, all of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against our directors or officers.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology incorporated in our online security system. Other than filing a patent in the United States and registering the domain name www.bulldog-tech.com, we have not taken any action to protect our proprietary technology and proprietary computer software. We have not registered any trademarks. If any of our competitors copies or otherwise gains access to our proprietary technology or software or develops similar technologies independently, we would not be able to compete as effectively. We also considers our service marks, particularly our family of unregistered trademarks including Bulldog, Road Boss and Yard Boss, invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. The measures we take to protect the proprietary technology software, and other intellectual property rights, which presently are based upon a combination of copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorised use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights.

We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

Our services may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterised by rapid changes in technology and customer demands. As a result, our products may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favourably received.

Unless we can establish significant sales of our current products, our potential revenues may be significantly reduced.

We expect that a substantial portion, if not all, of our future revenue will be derived from the sale of our security products. We expect that these product offerings and their extensions and derivatives will account for a majority, if not all, of our revenue for the foreseeable future. Broad market acceptance of our security products is, therefore, critical to our future success and our ability to generate revenues. Failure to achieve broad market acceptance of our security products, as a result of competition, technological change, or otherwise, would significantly harm our business. Our future financial performance will depend primarily on the successful introduction and market acceptance of our current security product offerings, and on the development, introduction and market acceptance of any future enhancements. There can be no assurance that we will be successful in marketing our current product offerings or any new product offerings, applications or enhancements, and any failure to do so would significantly harm our business.

Description of Property

Our executive offices are located at 11180 Coppersmith Place, Richmond, British Columbia, Canada. Bulldog BC has leased the premises on a annual basis for a two term expiring on March 31, 2004. The annual fixed minimum rent is CDN$21,742.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of November 18, 2003, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
John Cockburn 6440 Nanika Crescent Richmond, British Columbia, Canada V7C 2W5	4,510,000(2)	22.7%
James MacMillan 120 Kerryhill Crescent RR 1 Dunrobin, Ontario Canada K0A 1T0	Nil	Nil%
Boo Jock Chong 5521 Parker Street Burnaby, British Columbia, Canada V5B 1Z9	Nil	Nil%

(1) Based on 19,902,000 shares of common stock issued and outstanding as of November 18, 2003. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2) Includes 700,000 shares of Rosedene Investments Limited and 200,000 of John Cockburn Family Trust, all of which are beneficially owned by John Cockburn. Also includes 145,000 shares owned by Jan Roscovich, John Cockburn's wife.

Directors and Executive Officers, Promoters and Control Persons

As a result of the acquisition and the merger, our current board of directors consists of John Cockburn, James McMillan and Boo Jock Chong. All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:
Name, Place of Residence and Proposed Position in our company	Position Held	Age	Date First Appointed
John Cockburn 6440 Nanika Crescent Richmond, British Columbia, Canada V7C 2W5	President, CEO, CFO, Secretary, Treasurer and Director	62	November 7, 2003
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James McMillan 120 Kerryhill Crescent RR 1 Dunrobin, Ontario Canada K0A 1T0	Director	36	November 17, 2003
Boo Jock Chong 5521 Parker Street Burnaby, British Columbia, Canada V5B 1Z9	Director	60	November 17, 2003

Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

John Cockburn, President, CEO, CFO, Secretary, Treasurer and Director

Prior to becoming a director of our company, John Cockburn was the President and CEO and director of the Bulldog Nevada since January, 200 and Bulldog BC since September, 1998. John Cockburn has held a variety of positions over the past forty years, primarily in the engineering and security fields involving management, estimating, design, sales and marketing and installations. Before his immigration to Canada in 1975, John designed a heating system, which was marketed in the United Kingdom. Since being in Canada his design involvement has been with lighting systems, hydro systems and CCTV systems and many types of custom security systems. John Cockburn has skills in engineering design, marketing and management. With a diploma in electrical engineering, John Cockburn developed and operated London Alarms Ltd. installing high quality security systems for seven years from October, 1982 to September 1990. From May, 1976 to September, 1982, he held the position of General Manager with Northern Pacific Security Systems, Nor Pac Electric and Nor Pac Lighting in Vancouver, B.C. John Cockburn designed and built the original Container Security System and is responsible for the overall management of Bulldog BC.

James McMillan, Director

James R. McMillan is the Director of Sales and Marketing for the Land Mobile Group within EMS Technologies' SATCOM Division based in Ottawa. James McMillan has more than 10 years of international sales, marketing and technical experience. James McMillan joined EMS in December 2000, with responsibility for leading the market rollout of the new PDT-100 Satellite Packet Data Terminal. He increased Land Mobile sales and expanded the marketing strategy. Under his leadership, the SATCOM division began a market rollout for the PDT-100, including introducing the product into new lucrative market segments, such as law enforcement, search and rescue and remote monitoring. Prior to joining EMS, James McMillan was vice president, Sales and Marketing, North America, at Rema Tip Top North America a subsidiary of the German company, Stahlgruber, Otto Gruber GmbH & co. where he spent the last 11 years until December, 2000. Through his time at Rema, James McMillan gained extensive experience in the transportation market. While at Rema, he negotiated contracts representing more than 47 percent of the company's current annual sales volumes. James McMillan also successfully acquired a competitor, and subsequently launched a private branding division. James McMillan graduated from the University of Concordia with a Bachelor of Commerce in Marketing.

Boo Jock Chong, Director

Boo Jock Chong is the founder, CEO and a director of Continental Home Health Care Ltd. (renamed Canadian Medical Legacy Corp.) from 1990 to 1997. Mr. Chong resigned as CEO in 1997 and as a director in 2002. He was a director of Vibrotech Industries Inc., an engineering firm, from 1999 to 2003. Currently, Mr. Chong is a director of Palcan Fuel Cells Ltd. since 2002. Palcan's common shares are listed on the Toronto Stock Exchange. Mr. Chong is also an active member of several bilateral business associations, the Hong Kong/Canada Business Association, Philippines Trade Council and is a past President of the Malaysia Canada Business Council in British Columbia. Mr. Chong holds a Bachelor of Science degree from London University in 1968 and a Masters degree in Oceanography and Marine Biology from Southampton University, England in 1970.

Summary of Compensation

There were no executive officers serving as the end of August 31, 2003 and no executive officers who served as such during the financial year, whose salaries exceeded $100,000 per year. The salary of John Cockburn was paid by Bulldog BC. John Cockburn was paid a salary of $72,979, $38,921 and $49,463 respectively for the years ended August 31, 2003, 2002 and 2001.

Long-Term Incentive Plans - Awards in Most Recently Completed Financial Year

Neither Bulldog BC or Bulldog Nevada maintains, and at no time during either of their most recently completed financial year maintained, any long-term incentive plans.

Option/SAR Grants during the Most Recently Completed Financial Year

There were no options/SAR granted to any of Bulldog BC's or Bulldog Nevada's executive officers during their most recently completed financial years, being August 31, 2003.

Aggregated Option/SAR Exercises during the Most Recently Completed Financial Year and Financial Year-End Option/SAR Values

There were no options exercised by any of Bulldog BC's or Bulldog Nevada's executive officers during their most recently completed financial years, being August 31, 2003.

Option and SAR Repricing

There were no options repriced for any of Bulldog BC's or Bulldog Nevada's executive officers during their most recently completed financial years, being August 31, 2003.

Compensation of Directors

During the most recently completed financial year there were no standard or other arrangements pursuant to which any of Bulldog BC's or Bulldog Nevada's directors were compensated for services provided in their capacity as directors.

Defined Benefit Plan

Neither Bulldog BC or Bulldog Nevada has, and at no time during their most recently completed financial year had, any defined benefit or actuarial plans in respect of which any of their executive officers were eligible to participate.

Related Party Transactions

During the financial year ended August 31, 2003, neither Bulldog BC or Bulldog Nevada acquired assets or received any services from any director, officer or promoter, except for the services provided by John Cockburn, as president and CEO.

Indebtedness of Directors, Senior Officers, Executive Officers and other Management

None of the directors, senior officers, executive officers or other management of Bulldog Nevada, Bulldog BC or any associate or affiliate of such companies, is or has been indebted to Bulldog Nevada, Bulldog BC by way of guarantee, support agreement, letter of credit or other similar agreement or understanding at any time since the commencement of Bulldog Nevada's or Bulldog BC's last completed financial year being August 31, 2003.

Management and Employment Contracts

As of November 18, 2003, Bulldog Nevada is not a party to any management or employment contract with any party. As of November 18, 2003, Bulldog BC was a party to the following employment agreements:
Name	Title/Position	Monthly Compensation
John Cockburn	President & CEO	$6,000.00
Jan Roscovich	Chief Administrator	$3,000.00
Heetor Wald	Director Product Management	$4,500.00
Valery Krutov	Technician	$14/hr.

Legal Proceedings

On June 21, 2001, Reliability Engineering Associates Limited commenced a lawsuit in the Supreme Court of British Columbia (Vancouver Registry No. S013516) against Bulldog BC claiming $85,600 (for a design fee of CDN$80,000 plus GST), $12,198 (on account of delay costs), general damages, special damages, court ordered interest and costs for services performed pursuant to a written agreement dated for reference October 30, 2000. On October 17, 2001, Bulldog BC filed a Statement of Defence and Counterclaim. Bulldog BC's defence alleges that the services were not performed or were performed negligently or inadequately and as a result no monies are owing to Reliability. Bulldog BC's counterclaim alleges that since Reliability did not provide the services contracted for, it should return 200,000 shares that Bulldog BC issued to Reliability in advance towards payment. Accordingly, Bulldog BC is seeking an order that Reliability return 200,000 shares of Bulldog BC's common stock or, alternatively, that the shares be cancelled; in the alternative, damages for breach of contract; costs and court ordered interest.

On May 5, 2003, Ronald G. Cranfield commenced a lawsuit in the Supreme Court of British Columbia (Vancouver Registry No. S032402) against Bulldog BC and John Cockburn claiming damages of CDN$61,669 for a loan that he made to Bulldog BC. Mr. Cranfield claims that John Cockburn personally guaranteed the loans. Mr. Cranfield and Bulldog BC have settled this claim for the amount of CDN$59,000, CDN$20,000 of which has been paid to date.

Certain Relationships And Related Transactions

Bulldog BC paid John Cockburn and Jan Roscovich, the wife of John Cockburn, management fees and wages in the aggregate amount of $91,455 and $57,530 respectively for the years ended August 31, 2003 and 2002.

Item 4. Changes in Registrant's Certifying Accountant

We have decided to engage new auditors as our independent accountants to audit our consolidated financial statements. Our board of directors approved the change of accountants from Morgan & Company, Chartered Accountants to Amisano Hanson, Chartered Accountants on November 17, 2003.

During our two most recent fiscal years ended August 31, 2003 and 2002, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Morgan & Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The report on the consolidated financial statements prepared by Morgan & Company for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The report on the financial statements prepared by Morgan & Company for the years ended August 31, 2003 and 2002 was, however, modified as to uncertainty as the report contained a modifying paragraph with respect to our ability to continue as a going concern. The decision to change accountants was based on the appointment of new directors to our board of directors.

We will provide Morgan & Company with a copy of this Current Report on Form 8-K immediately after if is filed with the SEC, and will request that Morgan & Company furnish us with a letter addressed to the SEC stating whether Morgan & Company agrees with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which Morgan & Company does not agree.

We have engaged the firm of Amisano Hanson as of November 17, 2003. In connection with the fiscal years ended August 31, 2003 and 2002 and any subsequent interim periods preceding the change in accountants, Amisano Hanson was not consulted on any matter relating to accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements. In connection with the fiscal yeas ended August 31, 2003 and 2002 and any subsequent interim period preceding the change in accountants, Amisano Hanson did not provide any written or oral advice that was an important factor considered by it in reaching any decision as to the accounting, auditing or financial reporting issues.

Item 7. Financial Statements and Exhibits.

The following financial statements and exhibits are included in this current report:

Audited Financial Statements

Bulldog Technologies, Inc. (a Nevada corporation)

Independent Auditor's Report of Amisano Hanson, dated October 7, 2003

Balance Sheets as at August 31, 2003 and 2002

Statements of Operations for the years ended August 31, 2003, 2002 and 2001

Statements of Cash Flows for the years ended August 31, 2003, 2002 and 2001

Consolidated Statement of Stockholders' Equity for the period from January 8, 2000 to August 31, 2003

Notes to the Financial Statements

Bulldog Technologies, Inc. (a British Columbia, Canada corporation)

Independent Auditor's Report of Amisano Hanson, dated October 7, 2003

Balance Sheets as at August 31, 2003 and 2002

Statements of Operations for the years ended August 31, 2003, 2002 and 2001

Statements of Cash Flows for the years ended August 31, 2003, 2002 and 2001

Consolidated Statement of Stockholders' Equity for the period from September 23, 1998 to August 31, 2003

Notes to the Financial Statements

Unaudited Pro Forma Consolidated Financial Information

Bulldog Technologies Inc. (formerly Northward Ventures, Inc., a Nevada corporation)

Pro Forma Consolidated Balance Sheet for the year ended August 31, 2003

Pro Forma Consolidated Statement of Operations for the year ended August 31, 2003

Notes to the Pro Forma Consolidated Financial Statements

BULLDOG TECHNOLOGIES INC.

A Nevada Corporation

(A Development Stage Company)

REPORT AND FINANCIAL STATEMENTS

August 31, 2003 and 2002

(Stated in U.S. Dollars)

Terry Amisano Ltd.	Amisano Hanson
Kevin Hanson, CA	Chartered Accountants

INDEPENDENT AUDITORS' REPORT

To the Stockholders,
Bulldog Technologies Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Bulldog Technologies Inc., (A Development Stage Company) as of August 31, 2003 and 2002 and the related statements of operations, cash flows and stockholders' equity for each of the years in the three year period ended August 31, 2003 and for the period from inception, January 18, 2000, to August 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Bulldog Technologies Inc., (A Development Stage Company) as of August 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years in the three year period ended August 31, 2003 and for the period from inception, January 18, 2000 to August 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	"AMISANO HANSON"
October 7, 2003	Chartered Accountants

750 West Pender Street, Suite 604	Telephone: 604-689-0188
Vancouver Canada	Facsimile: 604-689-9773
V6C 2T7 E-MAIL:	amishan@telus.net

BULLDOG TECHNOLOGIES INC.

A Nevada Corporation

(A Development Stage Company)
BALANCE SHEETS
August 31, 2003 and 2002
(Stated in U.S. Dollars)

ASSETS	2003	2002
Current
Cash	$67	$-
Prepaid expense	-	24,000

	67	24,000

Advances to affiliated company - Note 3	1,122,197	1,052,504

	$1,122,264	$1,076,504

LIABILITIES
Current
Bank indebtedness	$-	$20
Accounts payable and accrued liabilities - Note 6	155,260	60

	155,260	80

STOCKHOLDERS' EQUITY
Capital Stock
Preferred stock, $0.001 par value
5,000,000 authorized, none outstanding
Common stock, $0.001 par value
20,000,000 authorized
8,322,500 outstanding (2002: 8,121,500 outstanding) - Note 6	8,323	8,122
Additional paid-in capital	1,247,090	1,199,668
Deficit accumulated during the development stage	(288,409)	(131,366)

	967,004	1,076,424

	$1,122,264	$1,076,504

Nature and Continuance of Operations - Note 1

Subsequent Events and Commitments - Note 6

SEE ACCOMPANYING NOTES

BULLDOG TECHNOLOGIES INC.

A Nevada Corporation

(A Development Stage Company)
STATEMENTS OF OPERATIONS
for the years ended August 31, 2003, 2002 and 2001
and the period from January 18, 2000 (Date of Inception) to August 31, 2003
(Stated in U.S. Dollars)

				Cumulative
				from January
				18, 2000 (Date
				of Inception) to
				August 31,
	2003	2002	2001	2003
General and Administrative Expenses
Accounting and audit fees	$5,000	$-	$13,000	$19,400
Advertising and promotion	1,000	24,745	7,500	35,122
Consulting fees	150,200	2,994	8,961	187,545
Interest and bank charges	203	203	112	595
Legal fees	-	2,038	-	32,664
Office and general expenses	-	2,048	10,908	14,604
Rent	640	320	451	1,411

Loss before the following:	(157,043)	(32,248)	(40,932)	(291,341)
Interest income	-	-	1,133	2,932

Net loss for the period	$(157,043)	$(32,348)	$(39,799)	$(288,409)

Basic loss per share	$(0.02)	$(0.01)	$(0.01)

Weighted average number of common shares outstanding	8,222,000	7,952,900	7,716,514

SEE ACCOMPANYING NOTES

BULLDOG TECHNOLOGIES INC.

A Nevada Corporation

(A Development Stage Company)
STATEMENTS OF CASH FLOWS
for years ended August 31, 2003, 2002 and 2001
and the period from January 18, 2000 (Date of Inception) to August 31, 2003
(Stated in U.S. Dollars)

				Cumulative
				from January
				18,2000 (Date
				of Inception to
				August 31,
	2003	2002	2001	2003
Cash flows used in operating activities:
Net loss	$(157,043)	$(32,348)	$(39,799)	$(288,409)
Changes in non-cash items:
Accounts payable	155,200	-	-	155,260
Advances to affiliated company	(43,820)	(37,279)	(198,521)	(820,894)

Net cash used in operating activities	(45,663)	(69,627)	(238,320)	(954,043)

Cash flows from financing activities
Proceeds from issuance of common stock	45,750	68,600	218,998	954,110
Bank indebtedness	(20)	20	-	-

Net cash provided by financing activities	45,730	68,620	218,998	954,110

Net increase (decrease) in cash	67	(1,007)	(19,322)	67

Cash , beginning of period	-	1,007	20,329	-

Cash, end of period	$67	$-	$1,007	$67

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$-	$-	$-	$-

Income taxes	$-	$-	$-	$-

Non-Cash Transactions - Note 5

SEE ACCOMPANYING NOTES

BULLDOG TECHNOLOGIES INC.

A Nevada Corporation

(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY
for the period from January 18, 2000 (Date of Inception) to August 31, 2003
(Stated in U.S. Dollars)

					Deficit
					Accumulated
				Additional	During the
		Common Stock		Paid-in	Development
		Shares	Par Value	Capital	Stage	Total
Balance, January 18, 2000		-	$-	$-	$-	$-
Issuances of stock for cash	- at $0.001	7,035,000	7,035	-	-	7,035
	- at $1.00	613,727	614	613,113	-	613,727
Net loss		-	-	-	(59,219)	(59,219)

Balance, August 31, 2000		7,648,727	7,649	613,113	(59,219)	561,543
Issuance of stock for cash	- at $0.0007	150,000	150	(50)	-	100
	- at $0.001	75,000	75	-	-	75
	- at $0.01	20,000	20	180	-	200
	- at $0.24	95,833	96	22,904	-	23,000
	- at $0.50	80,000	80	39,920	-	40,000
	- at $1.00	155,623	156	155,467	-	155,623
Issuance of stock for services rendered	- at $0.01	60,000	60	540		600
	- at $0.50	30,000	30	14,970	-	15,000
	- at $1.00	214,830	215	214,615	-	214,830
Cancelled		(861,000)	(861)	861	-	-
Commissions		91,120	91	91,029	-	91,120
Less: issue costs		-	-	(91,120)	-	(91,120)
Net loss		-	-	-	(39,799)	(39,799)

Balance, August 31, 2001		7,760,133	7,761	1,062,429	(99,018)	971,172

.../Cont'd.

SEE ACCOMPANYING NOTES

BULLDOG TECHNOLOGIES INC.
Continued

A Nevada Corporation

(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY
for the period from January 18, 2000 (Date of Inception) to August 31, 2003
(Stated in U.S. Dollars)

					Deficit
					Accumulated
				Additional	During the
		Common Stock		Paid-in	Development
		Shares	Par Value	Capital	Stage	Total
Balance, August 31, 2001 (carried forward)		7,760,133	7,761	1,062,429	(99,018)	971,172
Commissions		1,500	2	1,498	-	1,500
Less: issue costs		-	-	(1,500)	-	(1,500)
Issuance of stock for cash	- at $0.24	104,167	104	24,896	-	25,000
	- at $0.50	87,200	87	43,513	-	43,600
Issuance of stock for services	- at $0.25	100,000	100	24,900	-	25,000
	- at $0.50	49,000	49	24,451	-	24,500
	- at $1.00	19,500	19	19,481	-	19,500
Net loss		-	-	-	(32,348)	(32,348)

Balance, August 31, 2002		8,121,500	8,122	1,199,668	(131,366)	1,076,424
Issuance of stock for cash	- at $0.25	183,000	183	45,567	-	45,750
Issuance of stock for services	- at $0.15	6,000	6	867	-	873
	- at $0.25	4,000	4	996	-	1,000
Commissions		8,000	8	1,992	-	2,000
Less: issue costs		-	-	(2,000)	-	(2,000)
Net loss		-	-	-	(157,043)	(157,043)

Balance, August 31, 2003		8,322,500	$8,323	$1,247,090	$(288,409)	$967,004

SEE ACCOMPANYING NOTES

Bulldog Technologies Inc.
A Nevada Corporation
(A Development Stage Company)
Notes to the Financial Statements
August 31, 2003 and 2002 - Page 24
(Stated in U.S. Dollars)

BULLDOG TECHNOLOGIES INC.

A Nevada Corporation

(A Development Stage Company)
NOTE TO THE FINANCIAL STATEMENTS
August 31, 2003 and 2002
(Stated in U.S. Dollars)

Note 1 Nature and Continuance of Operations

The Company is in the development stage and is devoting its efforts to developing security systems for freight containers through an affiliated company.

These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $288,409 since inception and at August 31, 2003 has a working capital deficiency of $155,193. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. The Company has historically satisfied its capital needs primarily by issuing equity securities. Management plans to continue to provide for its capital needs during the year ended August 31, 2004 by issuing equity securities. These financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company was incorporated under the laws of the State of Nevada, USA on January 18, 2000.

Note 2 Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results could differ from those estimates.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Development Stage Company

The Company is a development stage company as defined in Statement of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Bulldog Technologies Inc.
A Nevada Corporation
(A Development Stage Company)
Notes to the Financial Statements
August 31, 2003 and 2002 - Page 25
(Stated in U.S. Dollars)

Note 2 Summary of Significant Accounting Policies - (cont'd)

Income Taxes

The Company follows Statement of Financial Accounting Standard, No. 109, "Accounting for Income Taxes" ("FAS 109") which requires the use of the asset and liability method of accounting of income taxes. Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic Loss Per Share

The Company reports basic loss per share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the years. Diluted loss per share has not been provided as it would be antidilutive.

Fair Value of Financial Instruments

The carrying value of cash, bank indebtedness and accounts payable and accrued liabilities approximates fair value because of the short maturity of these instruments. The advances to affiliated company also approximate fair value. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Stock-based Compensation

The Company has elected to account for stock-based compensation following APB No. 25, "Accounting for Stock Issued to Employees", and provide the disclosures required under SFAS No. 123, "Accounting for Stock-based Compensation".

Note 3 Advances to Affiliated Company

At August 31, 2003 and 2002, advances to affiliated company are comprised of expenses for operating costs paid by the Company on behalf of a company with a common director. The Company will not request repayment of this amount within the next fiscal year. Consequently, this amount has been classified as a non-current asset in the financial statements. These amounts are non-interest bearing, unsecured and have no specific terms for repayment.

Bulldog Technologies Inc.
A Nevada Corporation
(A Development Stage Company)
Notes to the Financial Statements
August 31, 2003 and 2002 - Page 26
(Stated in U.S. Dollars)

Note 4 Income Taxes and Deferred Tax Assets

At August 31, 2003, the Company has net operating loss carryforwards which expire commencing in 2020 totaling approximately $290,000. The potential tax benefits of these losses have not been recorded in the financial statements.

The following table summarizes the significant components of the Company's deferred tax assets:

Total
Deferred Tax Assets
Loss carryforwards	$101,000

Gross deferred tax assets	$101,000
Valuation allowance for deferred tax assets	(101,000)

$-

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards which is likely to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 5 Non-Cash Transactions

Investing and financing activities that do not have a direct impact on cash flows are excluded from the statement of cash flows. The Company issued common shares for services provided to the Company and its affiliated company during the following years:

		Average
Year Ended	Number of	Price
August 31	Common Shares	Per Share	$
2001	60,000	$0.01	600
2001	30,000	$0.50	15,000
2001	305,950	$1.00	305,950
2002	100,000	$0.25	25,000
2002	49,000	$0.50	24,500
2002	21,000	$1.00	21,000
2003	6,000	$0.15	873
2003	12,000	$0.25	3,000

	583,950		395,923

These amounts have been excluded from the statements of cash flows.

Bulldog Technologies Inc.
A Nevada Corporation
(A Development Stage Company)
Notes to the Financial Statements
August 31, 2003 and 2002 - Page 27
(Stated in U.S. Dollars)

Note 6 Subsequent Events and Commitments

Subsequent to August 31, 2003:

    the Company has entered into an agreement to settle accounts payable of an affiliated company totaling $50,000 by issuing 200,000 common shares at $0.25 per share;

    the Company has purchased 80,000 common shares of the Company from a stockholder for $20,000 and returned the shares to treasury;

    the Company has issued 191,000 common shares to settle accounts payable of an affiliated company totaling $52,250;

    the Company has issued 448,000 common shares for cash totaling $112,000; and

    an affiliated company is claiming in a lawsuit that 200,000 common shares of the Company be cancelled and returned to treasury as a result of non-performance of work for which the shares were issued.

BULLDOG TECHNOLOGIES INC.

A British Columbia Company

(A Development Stage Company)

REPORT AND FINANCIAL STATEMENTS

August 31, 2003 and 2002

(Stated in U.S. Dollars)

Terry Amisano Ltd.	Amisano Hanson
Kevin Hanson, CA	Chartered Accountants

INDEPENDENT AUDITORS' REPORT

To the Stockholders,
Bulldog Technologies Inc.
(A Development Stage Company)

We have audited the accompanying balance sheets of Bulldog Technologies Inc., (A Development Stage Company) as of August 31, 2003 and 2002 and the related statements of operations, stockholders' deficiency and cash flows for each of the years in the three year period ended August 31, 2003 and for the period from inception, September 23, 1998, to August 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, these financial statements referred to above present fairly, in all material respects, the financial position of Bulldog Technologies Inc., as of August 31, 2003 and 2002, and the results of its operations and its cash flows for each of the years in the three year period ended August 31, 2003 and for the period from inception, September 23, 1998 to August 31, 2003, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the development stage, and has no established source of revenue and is dependent on its ability to raise capital from shareholders or other sources to sustain operations. These factors, along with other matters as set forth in Note 1, raise substantial doubt that the Company will be able to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	"AMISANO HANSON"
October 7, 2003	Chartered Accountants

750 West Pender Street, Suite 604	Telephone: 604-689-0188
Vancouver Canada	Facsimile: 604-689-9773
V6C 2T7 E-MAIL:	amishan@telus.net

BULLDOG TECHNOLOGIES INC.

A British Columbia Company

(A Development Stage Company)
BALANCE SHEETS
August 31, 2003 and 2002
(Stated in U.S. Dollars)

ASSETS	2003	2002
Current
Cash	$24,653	$-
Amounts receivable	1,854	67
Tax credit receivable - Note 3	20,706	141,013
Inventory	22,110	22,334
Prepaid expense	1,791	1,592

	71,114	165,006

Capital assets - Note 4	13,768	16,355

	$84,882	$181,361

LIABILITIES
Current
Bank indebtedness	$-	$10,063
Accounts payable - Note 5	79,253	6,860
Loans payable - Note 6	113,142	56,948

	192,395	73,871
Advances from affiliated company - Note 5	1,122,197	1,052,504

	1,314,592	1,126,375

STOCKHOLDERS' DEFICIENCY
Capital Stock
Common stock, with no par value
5,000,000 authorized
710,000 outstanding (2002: 710,000 outstanding)	175,141	175,141
Cumulative translation adjustment	(99,863)	29,036
Deficit accumulated during the development stage	(1,304,988)	(1,149,191)

	(1,229,710)	(945,014)

	$84,882	$181,361

Nature and Continuance of Operations - Note 1
Commitment - Note 9
Contingencies - Note 10

APPROVED BY THE BOARD:

/s/ John Cockburn
_________________________________, Director

SEE ACCOMPANYING NOTES

BULLDOG TECHNOLOGIES INC.

A British Columbia Company

(A Development Stage Company)
STATEMENTS OF OPERATIONS
for the years ended August 31, 2003, 2002 and 2001
and the period from September 23, 1998 (Date of Inception) to August 31, 2003
(Stated in U.S. Dollars)

				Cumulative
				from September
				23, 1998 (Date
				of Inception) to
				August 31,
	2003	2002	2001	2003
General and Administrative Expenses
Accounting and audit fees - Note 5	$13,493	$9,123	$22,063	$54,284
Advertising and promotion	2,059	9,214	16,729	52,812
Amortization	4,501	6,619	4,652	23,154
Automobile expense	8,350	1,746	11,119	45,666
Consulting fees - Note 5	75,164	2,814	9,142	172,440
Equipment rental	2,722	2,298	2,106	8,163
Interest and bank charges	14,915	10,262	2,988	28,798
Legal fees	6,747	6,412	7,584	38,120
Management fees - Note 5	72,979	43,805	34,187	150,971
Office and general expenses	14,590	7,808	29,995	83,300
Rent - Note 5	25,986	14,110	17,957	88,543
Telephone expense	3,397	3,239	5,366	17,591
Travel	2,670	6,658	8,577	24,419
Wages - Note 5	18,476	13,725	86,939	291,420

Loss before the following:	(266,049)	(137,833)	(259,404)	(1,079,681)
Research and development - Notes 3 and 5	(16,588)	(14,589)	(102,803)	(302,491)
Loss on disposal of assets	-	-	-	(2,095)
Foreign exchange gain (loss)	126,840	(25,150)	(22,411)	79,279

Net loss for the period	$(155,797)	$(177,572)	$(384,618)	$(1,304,988)

Basic loss per share	$(0.22)	$(0.25)	$(0.54)

Weighted average number of common shares outstanding	710,000	710,000	710,000

SEE ACCOMPANYING NOTES

BULLDOG TECHNOLOGIES INC.

A British Columbia Company

(A Development Stage Company)
STATEMENTS OF CASH FLOWS
for years ended August 31, 2003, 2002 and 2001
and the period from September 23, 1998 (Date of Inception) to August 31, 2003
(Stated in U.S. Dollars)

				Cumulative
				from September
				23, 1998 (Date
				of Inception to
				August 31,
	2003	2002	2001	2003
Cash flows used in operating activities:
Net loss	$(155,797)	$(177,572)	$(384,618)	$(1,323,235)
Adjustments to reconcile net loss to net cash used in operations:
Amortization	4,501	6,619	4,652	23,154
Expenses paid by affiliate	25,873	49,884	231,856	301,303
Issue of stock pursuant to: Consulting fees	-	-	-	25,929
Management fees	50,000	-	-	50,000
Changes in non-cash items:
Amounts receivable	(1,787)	1,681	21,458	(1,854)
Tax credit receivable	122,606	19,459	(106,568)	(22,110)
Inventory	224	115	1,213	(1,791)
Prepaid expenses	(199)	8	86	-
Accounts payable	21,778	23,431	(21,766)	29,253
Advances from affiliated company	43,820	37,279	198,521	820,894

Net cash provided by (used in) operating activities	111,019	(39,096)	(55,166)	(98,457)

Cash flow used in investing activity
Acquisition of capital assets	(1,915)	-	(2,985)	(37,949)

Net cash used in investing activity	(1,915)	-	(2,985)	(37,949)

Cash flows from financing activities:
Bank indebtedness	(10,063)	10,063	-	-
Loans payable	56,194	24,706	32,241	113,142
Contributed capital	-	-	-	149,199

Net cash provided by financing activities	46,131	34,769	32,241	262,341

Effect of foreign exchange rate changes on cash	(130,582)	2,462	25,970	(101,282)

.../Cont'd.

SEE ACCOMPANYING NOTES

BULLDOG TECHNOLOGIES INC.
Continued

A British Columbia Company

(A Development Stage Company)
STATEMENTS OF CASH FLOWS
for years ended August 31, 2003, 2002 and 2001
and the period from September 23, 1998 (Date of Inception) to August 31, 2003
(Stated in U.S. Dollars)

				Cumulative
				from September
				28, 1998
				(Date of Incep-
				tion) to
				August 31,
	2003	2002	2001	2003

Net increase (decrease) in cash	24,653	(1,865)	60	24,653

Cash, beginning of period	-	1,865	1,805	-

Cash, end of period	$24,653	$-	$1,865	$24,653

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$4,433	$4,962	$2,988	$13,016

Income taxes	$-	$-	$-	$-

Non-Cash Transactions - Note 8

SEE ACCOMPANYING NOTES

BULLDOG TECHNOLOGIES INC.

A British Columbia Company

(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' DEFICIENCY
for the period from September 23, 1998 (Date of Inception) to August 31, 2003
(Stated in U.S. Dollars)

					Deficit
					Accumulated
		Common Stock		Cumulative	During the
			Paid-in	Translation	Development
		Shares	Capital	Adjustment	Stage	Total
Balance, September 23, 1998		-	$-	$-	$-	$-
Issuances of stock for cash	- $0.34	20,000	6,703	-	-	6,703
	- $0.67	125,000	83,788	-	-	83,788
	- $1.34	22,500	30,163	-	-	30,163
Issuances of stock for services rendered	- at $0.0007	465,000	327	-	-	327
	- at $2.01	8,000	16,087	-	-	16,087
Foreign exchange translation adjustment		-	-	(12)	-	(12)
Net loss		-	-		(114,968)	(114,968)

Balance, August 31, 1999		640,500	137,068	(12)	(114,968)	22,088
Issuance of stock for cash	- at $0.68	25,000	16,990	-	-	16,990
	- at $1.02	8,000	8,155	-	-	8,155
	- at $1.36	2,500	3,400	-	-	3,400
Issuance of stock for services rendered	- at $0.0007	20,000	14	-	-	14
	- at $0.68	14,000	9,514	-	-	9,514
Foreign exchange translation adjustment		-	-	289	-	289
Net loss		-	-	-	(472,033)	(472,033)

Balance, August 31, 2000		710,000	175,141	277	(587,001)	(411,583)

.../Cont'd.

SEE ACCOMPANYING NOTES

BULLDOG TECHNOLOGIES INC.
Continued

A British Columbia Company

(A Development Stage Company)
STATEMENTS OF STOCKHOLDERS' DEFICIENCY
for the period from September 23, 1998 (Date of Inception) to August 31, 2003
(Stated in U.S. Dollars)

				Deficit
				Accumulated
	Common Stock		Cumulative	During the
		Paid-in	Translation	Development
	Shares	Capital	Adjustment	Stage	Total
Balance, August 31, 2000 (carried forward)	710,000	175,141	277	(587,001)	(411,583)
Foreign exchange translation adjustment	-	-	26,357	-	26,357
Net loss	-	-	-	(384,618)	(384,618)

Balance, August 31, 2001	710,000	175,141	26,634	(971,619)	(769,844)
Foreign exchange translation adjustment	-	-	2,402	-	2,402
Net loss	-	-	-	(177,572)	(177,572)

Balance, August 31, 2002	710,000	175,141	29,036	(1,149,191)	(945,014)
Foreign exchange translation adjustment	-	-	(128,899)	-	(128,899)
Net loss	-	-	-	(155,797)	(155,797)

Balance, August 31, 2003	710,000	$175,141	$(99,863)	$(1,304,988)	$(1,229,710)

SEE ACCOMPANYING NOTES

BULLDOG TECHNOLOGIES INC.

A British Columbia Company

(A Development Stage Company)
NOTE TO THE FINANCIAL STATEMENTS
August 31, 2003 and 2002
(Stated in U.S. Dollars)

Note 1 Nature and Continuance of Operations

The Company is in the development stage and is devoting its efforts to developing security systems for freight containers.

These financial statements have been prepared on a going concern basis. The Company has accumulated a deficit of $1,304,988 since inception and at August 31, 2003 has a working capital deficiency of $121,281. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The outcome of these matters cannot be predicted with any certainty at this time. The Company has historically satisfied its capital needs primarily by issuing equity securities. Management plans to continue to provide for its capital needs during the year ended August 31, 2004 by issuing equity securities. These financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company be unable to continue as a going concern.

The Company was incorporated under the laws of the Province of British Columbia, Canada on September 23, 1998.

Note 2 Summary of Significant Accounting Policies

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement. Actual results could differ from those estimates.

The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

Development Stage Company

The Company is a development stage company as defined in Statement of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

Inventory

Inventory consists of materials and is valued at the lower of cost or market determined by the first-in first-out method by management.

Note 2 Summary of Significant Accounting Policies - (cont'd)

Capital Assets and Amortization

Capital assets are recorded at cost. Amortization has been calculated using the following annual rates and methods:

Computer equipment	30% declining balance
Office furniture	20% declining balance
Leasehold improvements	6 year straight-line

Income Taxes

The Company follows Statement of Financial Accounting Standard, No. 109, "Accounting for Income Taxes" ("FAS 109") which requires the use of the asset and liability method of accounting of income taxes. Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carry forwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic Loss Per Share

The Company reports basic loss per share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the years. Diluted loss per share has not been provided as it would be antidilutive.

Foreign Currency Translation

The Company translates amounts into the functional currency, Canadian dollars, and the reporting currency, United States dollars in accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation". At each balance sheet date, recorded balances that are denominated in a currency other than U.S. dollars are adjusted to reflect the current exchange rate which may give rise to a cumulative translation adjustment.

Monetary assets and liabilities are translated into Canadian dollars at the exchange rate in effect at the end of the year. Non-monetary assets and liabilities are translated at the exchange rate prevailing when the assets were acquired or the liabilities assumed. Revenues and expenses are translated at the rate approximating the rate of exchange on the transaction date. All exchange gains and losses are included in the determination of net income (loss) for the year.

Note 2 Summary of Significant Accounting Policies - (cont'd)

Fair Value of Financial Instruments

The carrying value of cash, amounts receivable, bank indebtedness, accounts payable and loans payable approximates fair value because of the short maturity of these instruments. The advances from affiliated company also approximates fair value. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Stock-based Compensation

The Company has elected to account for stock-based compensation following APB No. 25, "Accounting for Stock Issued to Employees", and provide the disclosures required under SFAS No. 123, "Accounting for Stock-based Compensation".

Research and Development

The Company expenses all research and development costs as they are incurred. Refundable scientific research investment tax credits are accrued at the time the related costs are incurred provided that their recovery is reasonably assured. Tax credits arising from capital expenditures are applied to the cost of the assets and tax credits arising from other expenditures are applied as a reduction of such expenses. Where recovery is not reasonably assured they will be recorded or accrued only when assurance of reasonable recovery is determined. Amounts to be recovered from scientific research tax credits may be adjusted based upon assessment by Canada Customs and Revenue Agency.

Note 3 Tax Credit Receivable

The Company applied to Canada Customs and Revenue Agency ("CCRA") for a total of $194,040 in refundable scientific research and development investment tax credits on qualifying expenditures incurred from September 23, 1998 (Date of Inception) to August 31, 2002. These tax credits have been refunded to the Company by CCRA. Management has estimated that the Company is entitled to $17,500 in refundable credits for qualifying expenditures incurred during the year ended August 31, 2003. Determination of the actual amount is subject to review and assessment by CCRA and may be different than the amount estimated by management. Accordingly, management has not accrued the estimates of the investment tax credits for the year ending August 31, 2003.

Note 3 Tax Credit Receivable - (cont'd)

The total investment tax credits applied as a reduction of research and development expenses during the periods are as follows:

				Cumulative
				from
				September 23,
				1998 (Date of
				Inception) to,
	Years ended August 31,			August 31
	2003	2002	2001	2003

Applied to research and development expenses incurred	$-	$20,706	$122,606	$194,040

Note 4 Capital Assets

		2003		2002
		Accumulated
	Cost	Amortization	Net	Net
Computer equipment	$11,655	$8,077	$3,578	$4,248
Office furniture	15,710	8,722	6,988	7,692
Leasehold improvements	10,584	7,382	3,202	4,415

	$37,949	$24,181	$13,768	$16,355

Note 5 Related Party Transactions - Note 5

The Company was charged the following expenses by a director of the Company, by companies with common directors or by a spouse of a director of the Company:

				Cumulative
				from
				September 23,
				1998 (Date of
				Inception) to,
				August 31,
	2003	2002	2001	2003
Accounting fees	$-	$-	$20,038	$20,038
Consulting fees	-	-	-	29,917
Management fees	72,979	43,805	34,187	150,971
Rent	-	-	-	3,620
Research and development	-	-	34,466	34,466
Wages	18,476	13,725	26,747	201,767

	$91,455	$57,530	$115,438	$445,663

These charges were measured by the exchange amount, which is the amount agreed upon by the transacting parties.

At August 31, 2003, accounts payable includes $50,000 (2002:  $Nil) due to a director of the Company in respect to unpaid management fees.

At August 31, 2003 and 2002, advances from affiliated company are comprised of expenses for operating costs paid on behalf of the Company by a company with a common director. The affiliated company has indicated it will not request repayment of this amount within the next fiscal year. Consequently, this amount has been classified as a non-current liability in the financial statements. These amounts are non-interest bearing, unsecured and have no specific terms for repayment.

Note 6 Loans payable

	2003	2002
i) Loan payable on demand bearing interest at 5% per annum, secured by a general security agreement over the assets of the Company and a guarantee by a company with a common director.	$25,000	$-

ii) Loan payable on demand including accrued interest of $6,495 (2002: $3,400). The loan is unsecured and bears interest at 12% per annum.	24,536	22,645

iii) Loans payable on demand, unsecured and non-interest bearing.	63,606	34,303

	$113,142	$56,948

Note 7 Income Taxes and Deferred Tax Assets

At August 31, 2003, the Company has net operating loss carryforwards against future taxable income which expire commencing in 2006 totaling approximately $1,364,000. The Company also has Scientific Research and Experimental Development (SRED) Expenditures of approximately $400,000 which are available indefinitely for future deduction against taxable income. The potential tax benefits of these losses have not been recorded in the financial statements.

The following table summarizes the significant components of the Company's deferred tax assets:

Total
Deferred Tax Assets
Loss carryforwards	$546,000
SRED expenditures	160,000

$706,000

Gross deferred tax assets	$706,000
Valuation allowance for deferred tax assets	(706,000)

$-

The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards which is likely to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry.

Note 8 Non-Cash Transactions

Investing and financing activities that do not have a direct impact on cash flows are excluded from the statement of cash flows. The Company issued common shares for services provided to the Company during the following years:

		Average
Year Ended	Number of	Price
August 31	Common Shares	Per Share	$
1999	465,000	$0.0007	327
1999	8,000	$2.01	16,087
2000	20,000	$0.0007	14
2000	14,000	$0.68	9,514

	507,000		25,942

These amounts have been excluded from the statements of cash flows.

Note 9 Commitment

Under the terms of an operating lease on the premises, the company is committed to make future annual rental payments of $12,629 for the year ended August 31, 2004.

Note 10 Contingencies

An action has been commenced against the Company for damages and breach of contract. Management is of the opinion that the claim is without foundation and merit and intends to vigorously defend the allegations. The amount of the Company's liability, if any, should it be unsuccessful in such defence, is not determinable. The Company is counterclaiming for the cancellation and return to treasury of 200,000 common shares of an affiliated company for breach of contract. Any settlement resulting from resolution of this contingency will be accounted for in the period of settlement.

Another action has been commenced against the Company for 19,500 common shares of the Company and distribution rights of the Company's products in Japan and Korea. Management is attempting to negotiate a settlement of the claim. Any settlement resulting from resolution of this contingency will be accounted for in the period of settlement.

Note 11 Subsequent Events

Subsequent to August 31, 2003:

i) an affiliated company has entered into an agreement to settle accounts payable of the Company totaling $50,000 by issuing 200,000 common shares of the affiliated company for at $0.25 per share; and

ii) an affiliated company has issued 191,000 common shares to settle accounts payable of the Company totaling $52,250.

NORTHWARD VENTURES INC.

PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

August 31, 2003

(Stated in US Dollars)

(Unaudited)

NORTHWARD VENTURES INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
August 31, 2003
(Stated in US Dollars)
(Unaudited)
	Northward	Bulldog	Bulldog	Consolidation		Pro Forma
	Ventures	Technologies	Technologies	And Pro Forma		Consolidated
ASSETS	Inc.	Inc. (Nevada)	Inc. (B.C.)	Adjustments	Notes	Balance Sheet
Current
Cash	$16,497	$67	$24,653	$92,000	(4a)	$653,217
				520,000	(4d)
Amounts receivable	-	-	1,854	-		1,854
Inventory	-	-	22,110	-		22,110
Prepaid expenses	1,375		1,791	-		3,166
Tax credit receivable	-	-	20,706	-		20,706

	17,872	67	71,114	612,000		701,053
Capital assets	-	-	13,768	-		13,768
Advances to affiliated company	-	1,122,197	-	(1,122,197)		-

	$17,872	$1,122,264	$84,882	$(510,197)		$714,821

LIABILITIES
Current
Accounts payable and accruals	$2,000	$155,260	$79,253	$(68,250)	(4a)	$168,263
Loans payable	-	-	113,142	(34,000)	(4a)	79,142

	-	155,260	192,395	(102,250)		247,405
Advances from affiliated company	-	-	1,122,197	(1,122,197)		-
Non-controlling interest	-	-	-	-		-

	2,000	155,260	1,314,592	(1,224,447)		247,405

SEE ACCOMPANYING NOTES

NORTHWARD VENTURES INC.
PRO FORMA CONSOLIDATED BALANCE SHEET
August 31, 2003
(Stated in US Dollars)
(Unaudited)
	Northward Ventures Inc.	Bulldog Technologies Inc. (Nevada)	Bulldog Technologies Inc. (BC)	Consolidation And Pro-Forma Adjustments	Notes	Pro Forma Consolidated Balance Sheet
SHAREHOLDERS' EQUITY
Share capital	4,210	8,323	-	6,660	(4)	19,193
Paid in capital	72,790	1,247,090	175,141	719,252	(4)	2,141,483
				(72,790)
Deficit	(61,128)	(288,409)	(1,304,988)	(65,712)		(1,720,237)
Cumulative translation adjustment	-	-	(99,863)	126,840		26,977

	15,872	967,004	(1,229,710)	714,250		467,416

	$17,872	$1,122,264	$84,882	$(510,197)		$714,821

SEE ACCOMPANYING NOTES

NORTHWARD VENTURES INC.
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
for the year ended August 31, 2003
(Stated in US Dollars)
(Unaudited)
						Pro Forma
	Northward Ventures Inc.	Bulldog Technologies Inc. (Nevada)	Bulldog Technologies Inc. (BC)	Consolidation And Pro Forma Adjustments	Notes	Consolidated Statement of Operations
General and Administrative Expenses
Accounting and audit fees	$-	$5,000	$13,493	$-		$18,493
Advertising and promotion	-	1,000	2,059	-		3,059
Amortization	-	-	4,501	-		4,501
Automotive expense	-	-	8,350	-		8,350
Consulting fees	5,850	-	75,164	-		81,014
Equipment rental	-	150,200	2,722	-		152,922
Filing fees	3,296	-	-	-		3,296
Interest and bank charges	-	203	14,915	-		15,118
Legal fees	21,898	-	6,747	-		28,645
Management fees	-	-	72,979	-		72,979
Office and general expenses	868	-	14,590	-		15,458
Rent	-	640	25,986	-		26,626
Telephone expenses	-	-	3,397	-		3,397
Travel	-	-	2,670	-		2,670
Wages	-	-	18,476	-		18,476

Loss before the following	(31,912)	(157,043)	(266,049)	-		(455,004)

Research and development	-	-	(16,588)	-		(16,588)
Mineral property exploration expenditures	(8,000)	-	-	-		(8,000)
Foreign exchange gain (loss)	-	-	126,840	(126,840)		-

Net loss for the year	$(39,912)	$(157,043)	$(155,797)	$(126,840)		$(479,592)

Pro forma loss per share						$(0.03)

Weighted average number of shares						18,523,400

SEE ACCOMPANYING NOTES

Northward Ventures Inc.
Notes to the Pro Forma Consolidated Financial Statements
August 31, 2003
(Stated in US Dollars)
(Unaudited) - Page 48

Note 1 Basis of Presentation

The accompanying unaudited pro forma consolidated balance sheet and unaudited consolidated statement of operations give effect to the acquisition of Northward Ventures Inc. ("Northward") by Bulldog Technologies Inc., a Nevada corporation and Bulldog Technologies Inc., a British Columbia, Canada, company ("Bulldog Nevada and Bulldog BC") on October 28, 2003 pursuant to a reverse acquisition.

The unaudited pro forma consolidated financial statements of Northward included herein have been prepared by management of Northward in accordance with the accounting principles generally accepted in the United States of America. They have been prepared from information derived from the August 31, 2003 audited financial statements of Northward and the August 31, 2003 audited financial statements of Bulldog Nevada and Bulldog BC, together with other information available to the corporations. In the opinion of management of Northward, these unaudited pro forma consolidated financial statements include all adjustments necessary for fair presentation of the acquisition of Northward by Bulldog Nevada and Bulldog BC as described below.

In preparing the pro forma consolidated financial statements, no adjustments have been made to reflect the additional costs or savings that could result from combining the operations of Northward, Bulldog Nevada and Bulldog B.C.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto referred to above. The unaudited pro forma consolidated balance sheet gives effect to the acquisition of Northward as if it had occurred on August 31, 2003. The unaudited pro forma consolidated statements of operations gives effect to the acquisition of Northward as if it had occurred at the start of the fiscal period beginning on September 1, 2002. These unaudited pro forma financial statements are not necessarily indicative of the financial position or results of operations, which would have resulted if the combination and related transactions had actually occurred on those dates.

Northward Ventures Inc.
Notes to the Pro Forma Consolidated Financial Statements
August 31, 2003
(Stated in US Dollars)
(Unaudited) - Page 49

Note 2 Acquisition of Bulldog Technologies Inc. (Nevada) and Bulldog Technologies Inc. (BC)

Pursuant to Share Purchase Agreements dated October 28, 2003, Northward will acquire 100% of the issued and outstanding common shares of Bulldog Nevada and Bulldog BC common shares to the shareholders of Bulldog BC on the basis of one Northward share for each share of Bulldog Nevada and Bulldog BC outstanding. The acquisition has been accounted for using the purchase method of accounting, as a reverse acquisition Under this method, Bulldog Nevada and Bulldog BC have been identified as the acquirer and the shares issued are valued at the fair value of the assets and liabilities acquired determined at August 31, 2003 based on the audited working capital of Northward as follows:

August 31, 2003
Fair Value
Acquired
Current assets	$17,872
Liabilities	(2,000)

Fair value of 100% interest acquired	$15,872

Consideration paid
Shares issued	$15,872

The carrying values of the assets and liabilities of Northward as presented in the August 31, 2003 historical financial statements approximate their fair values.

Note 3 Share Capital

Authorized:	100,000,000	common shares, par value $0.001 per share
	10,000,000	Preferred shares, par value $0.001 per share

Pro forma Common Shares Issued:

	Common shares
	Number of Shares	Par Value	Additional Paid-in Capital	Deficit	Cumulative Translation Adjustment	Total

Bulldog Nevada shares issued at August 31, 2003	8,322,500	$8,323	$1,247,090	$(288,409)	$-	$967,004
Bulldog BC shares issued at August 31, 2003	710,000	-	175,141	(1,304,988)	(99,863)	(1,229,710)
Bulldog Nevada shares issued (repurchased) subsequent to August 31, 2003:
- For cash	448,000	448	111,552	-	-	112,000
	(80,000)	(80)	(19,920)	-	-	(20,000)
- Pursuant to debt settlements	391,000	391	101,859	-	-	102,250
Cancelled pursuant to share exchange	(9,791,500)	-	-	-	-	-
Issued pursuant to share exchange	9,791,500	-	-	-	-	-
Northward common shares at August 31, 2003	4,210,000	4,210	11,662	-	-	15,872
Less: shares cancelled	(2,000,000)	(2,000)	2,000	-	-	-
Issued pursuant to a stock dividend of 3.34 additional shares for each Northward share outstanding	7,381,400	7,381	(7,381)	-	-	-
Issued pursuant to a private placement at $1.00	520,000	520	519,480	-	-	520,000

	19,902,000	$19,193	$2,141,483	$(1,593,397)	$(99,863)	$467,416

Note 3 Share Capital - (cont'd)

As a result of accounting for the reverse acquisition, the August 31, 2003 dollar amount of share capital is that of Bulldog Nevada and Bulldog BC. The number of shares issued and outstanding is that of Northward.

Note 4 Pro Forma Adjustments

The unaudited pro forma consolidated financial statements include the following pro forma adjustments:

a) Subsequent to August 31, 2003 Bulldog Nevada completed the following transactions:

i) entered into agreements to settle accounts payable of an affiliated company totalling $68,250 by issuing 273,000 common shares;

ii) entered into agreements to settle loans payable of an affiliated company totalling $34,000 by issuing 118,000 common shares;

iii) purchased 80,000 common shares of Bulldog Nevada from a stockholder for $20,000 and returned the shares to treasury for cancellation; and

iv) issued 448,000 common shares at $0.25 per common share for cash of $112,000.

b) Northward directors have agreed to return 2,000,000 common shares to Treasury for no consideration and the shares will be cancelled by Northward.

c) Northward has declared a stock dividend of 3.34 shares issued for each one common share held.

d) Northward has proposed a private placement of 520,000 units at $1.00 per unit, each unit being comprised of one common share of Northward having $0.001 par value and one share purchase warrant. Each share purchase warrant will entitle the holder to acquire an additional common share for $1.00 per share for a period of two years from the closing date.

Note 5 Pro Forma Loss Per Share

Pro forma loss per share has been calculated using the historical weighted average number of shares previously reported by Bulldog Nevada and Bulldog BC combined with the average number of shares of Northward previously reported amended for 2,000,000 shares of Northward cancelled pursuant to the acquisition and adjusted for the stock dividend (Note 4c) as if it occurred at the beginning of the year.

Exhibit Number	Exhibit Description
10.1	Agreement and Plan of Merger dated October 28, 2003 between Northward Ventures Inc., Bulldog Technologies Inc., a Nevada corporation, Bulldog Acquisition Corp. and John Cockburn (1)
10.2

Share Purchase Agreement dated October 28, 2003 between Northward Ventures Inc., Bulldog Technologies Inc., a British Columbia company, John Cockburn and the remaining shareholders of Bulldog Technologies Inc., a British Columbia company (1)

10.3	Export Finance Facility Agreement, dated July 10, 2001, between I Trade Finance Inc. and Bulldog Technologies Inc., a British Columbia company
10.4	Agreement, dated June 11, 2001, between Ronald Cranfield, Bulldog Technologies Inc., a British Columbia company and John Cockburn
10.5	Addendum, dated December 11, 2001, to Agreement, dated June 11, 2001, between Ronald Cranfield, Bulldog Technologies Inc., a British Columbia company and John Cockburn
10.6	Subscription Agreement, dated November 7, 2003, between Antares Investment Ltd. and Northward Ventures, Inc.
10.7	Investor Registration Rights Agreement, dated November 7, 2003, between Antares Investment Ltd. and Northward Ventures, Inc.
10.8	Lease Agreement dated June 16, 2003, between Ace Fire Prevention Ltd. and Bulldog Technologies Inc., a British Columbia company.

(1) Previously submitted with our Current Report on Form 10-K filed on November 4, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BULLDOG TECHNOLOGIES INC.

/s/ John Cockburn
By: John Cockburn
President, Chief Executive Officer, Secretary, Chief Financial Officer, Treasurer and Director
Date: November 18, 2003